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                                                                      Exhibit 21




                          CENTRAL SPRINKLER CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT




                                                              Names
                                  Jurisdiction of          Under Which
Name                              Organization            Doing Business
----                              ------------            --------------

CSC Finance Company               Delaware                Corporate Name

CSC Investment Company            Delaware                Corporate Name

Central Sprinkler Company         Pennsylvania            Corporate Name

Spraysafe Automatic
  Sprinklers Limited              United Kingdom          Corporate Name

Central Castings Corporation      Alabama                 Corporate Name

Central CPVC Corporation          Alabama                 Corporate Name

Central Sprinkler
  Export Corporation              Barbados                Corporate Name